                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-4 of our report dated January 25, 1996, incorporated by reference in the Annual Report on Form 10-K of AES China Generating Co. Ltd. for the year ended November 30, 1995, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE TOUCHE TOHMATSU

Hong Kong
February 27, 1997